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                                                                     EXHIBIT 3.2
                                                                     -----------

                          TOMMY HILFIGER CORPORATION

                    CERTIFIED TRUE EXTRACT OF A RESOLUTION
                  OF THE DIRECTORS OF THE COMPANY ADOPTED ON
                                3/rd/ JUNE, 1999


              ...................................................


Amendment to the Memorandum of Association
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IT WAS RESOLVED THAT:

"pursuant to Paragraph 12 of the Company's Memorandum of Association (the "Memorandum") and Paragraph 46 of the Company's Articles of Association (the "Articles"), Paragraph 6 of the Memorandum be, and hereby is, amended to increase the authorized capital of the Company from $800,000.00 to $1,550,000.00; and further

RESOLVED, that pursuant to Paragraph 12 of the Memorandum and Paragraph 46 of the Articles, Paragraph 7 of the Memorandum be, and hereby is, amended to increase the number of authorized shares of Ordinary Shares (par value $0.01 per share) from 75,000,000 to 150,000,000."

Dated this 4/th/ day of June, 1999.


 /s/ Sharon Sinclair Douglas
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 HWR Services Limited
 Registered Agent